Radient Pharmaceuticals Corporation  Receives

$500,000 in New Capital

TUSTIN, CA—December 1, 2011 – Radient Pharmaceuticals Corporation (the “Company”) (OTCQX:RXPC) , a developer and marketer of the Onko-Sure® In Vitro Diagnostic (IVD) cancer test, announced that all of the holders of its Series B Warrants have exercised such warrants as compelled by the terms thereof, for 50,000 shares of Series C Convertible Preferred Stock of the Company in the aggregate. The aggregate exercise price for all of the 50,000 shares was $500,000, and such capital was received by Radient on November 30, 2011. After paying legal fees associated with the restructuring transactions described in the Current Report on Form 8-K that we filed on November 29, 2011, we received net proceeds of  $435,000.

Further details relating to this exercise are described in a December 1, 2011, Current Report on Form 8-K filed by the Company with the SEC.

In addition to the Series B Warrant exercises, in connection with its restructuring of the Company’s convertible notes and preferred stock announced in a press release dated November 29, 2011 (the terms of which are set forth in the Company’s Form 8-K filed with the SEC on November 29, 2011), the Company issued to the 2011 Noteholders its Series A Warrants entitling the holders to purchase shares of the Company’s common stock.  Subject to certain conditions, including our registration under the Securities Act of 1933, as amended, of all or an agreed upon portion of the common stock issuable upon exercise of the Series A Warrants, if fully exercised for cash by the Series A Warrant holders, the Company could receive as much as $17 million in additional capital.  There can be no assurance that any of such Series A Warrants will be exercised by the holders for cash.

“Receipt of this capital coupled with the potential for additional capital in the future, definitely helps the Company in the short term and provides a potential long term path for Radient to gain traction in connection with the development and commercialization of sales of Onko-Sure domestically and internationally,” stated Radient Chairman and CEO, Mr. Douglas MacLellan.

For additional information on Radient Pharmaceuticals Corporation and its products visit: www.radient-pharma.com or e-mail info@radient-pharma.com. For Investor Relations contact Paul Knopick at: pknopick@eandecommunications.com or 949-707-5365.

About Radient Pharmaceuticals:

Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® cancer test kit for colorectal cancer treatment and recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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